UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2007

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

   (e)          On March 30, 2007, the Registrant granted a Long-Term Restricted Stock Award (the “Award”) to certain of the Registrant’s Corporate Officers. The Awards were made under the Registrant’s previously filed 2007 Incentive Stock Plan. The terms of the Awards are substantially similar to the terms of the restricted stock awards previously granted on September 23, 2004 by the Registrant and filed as Exhibit 99.1 to the Registrant’s   8-K filed on September 29, 2004.

One third of each Award vests on March 30 of the following years: 2014, 2015, and 2016. The number of shares of Common Stock awarded to Corporate Officers who were named in the Registrant's 2006 Proxy Statement was as follows: K. J. Hunt, Co-Chief Executive Officer and President - 30,000 shares; D. P. Skarie, Co-Chief Executive Officer and President - 30,000 shares; R. G. Scalise, Corporate Vice President and President Ralcorp Frozen Bakery Products, Inc. - 15,000 shares; R. D. Wilkinson, Corporate Vice President and President Bremner Food Group, Inc. & Nutcracker Brands, Inc. - 15,000 shares; R. R. Koulouris, Corporate Vice President and President The Carriage House Companies, Inc. - 15,000 shares; and T. G. Granneman, Corporate Vice President and Controller - 12,000 shares.

Generally, the Awards may not be sold, pledged, transferred or otherwise disposed of prior to vesting. Vesting of each Award will accelerate upon death or total and permanent disability of the Awardee, retirement at or after age 62 (or 64 in the case of D. P. Skarie), involuntary termination other than for cause, or a change in control of the Registrant. All shares not vested will be forfeited upon the Awardee’s termination for cause, voluntary termination prior to age 62 (or 64 in the case of D. P. Skarie), engaging in activity or conduct contrary to the best interest of the Company, or engaging in competition with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	April 4, 2007	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer